EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Eagle Ford Oil & Gas Corp. (the "Company") on Form 10-Q for the quarter ending June 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Rick Adams, Chief Executive Officer, and Imran Maniar, Chief Financial Officer the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

EAGLE FORD OIL & GAS CORP.

Date: August 23, 2010	By:	/s/ Rick Adams
Rick Adams
Title: President and CEO

Date: August 23, 2010	By:	/s/ Imran Maniar
Imran Maniar
Title: CFO